UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2021

Verona Pharma plc

(Exact name of registrant as specified in its charter)

United Kingdom	001-39067	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 More London Riverside

London SE1 2RE

United Kingdom

(Address of principal executive offices) (Zip Code)

+44 203 283 4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.05 per share*	VRNA	The Nasdaq Global Market

* The ordinary shares are represented by American Depositary Shares (each representing 8 ordinary shares), which are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 27, 2021, Verona Pharma plc (the “Company”) held its 2021 Annual General Meeting of Shareholders (the “AGM”), and all resolutions were passed as proposed. Of the ordinary shares entitled to vote, there were 438,077,633 ordinary shares represented in person or by proxy at the AGM. The matters voted upon at the AGM, all of which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 19, 2021, and the final results of such voting are set forth below. Proxy forms which gave a person designated by the Company discretion have been included in the “For” total. In accordance with the terms of the deposit agreement by and among the Company, Citibank, N.A., as depositary, and holders and beneficial owners of American Depositary Shares (“ADSs”) issued thereunder, dated as of May 2, 2017, holders of ADSs as the ADS record date who did not provide the depositary bank with voting instructions on or before the voting cut-off time for ADS holders were deemed to have instructed the depositary bank to give a discretionary proxy to a person designated by the Company to vote the underlying ordinary shares at the AGM and the voting results below reflect that. A “vote withheld” is not a vote in law and votes withheld had no effect on the proposals. Votes withheld were counted as present and entitled to vote for purposes of determining a quorum.

Proposal 1. To re-elect David Ebsworth, Ph.D. as a Director of the Company.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
437,364,357	19,404	693,872	—

Proposal 2. To re-elect Martin Edwards, M.D. as a Director of the Company.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
438,029,801	20,504	27,328	—

Proposal 3. To re-elect Sven Anders Ullman, M.D., Ph.D. as a Director of the Company.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
438,031,225	19,080	27,328	—

Proposal 4. To re-elect Lisa Deschamps as a Director of the Company.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
437,987,653	62,652	27,328	—

Proposal 5. To receive and adopt the U.K. statutory annual accounts and Directors’ report for the year ended December 31, 2020 and the report of the auditors thereon.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
438,049,233	14,032	14,368	—

Proposal 6. To receive and approve, as a non-binding advisory resolution, the U.K. statutory Directors’ Remuneration Report for the year ended December 31, 2020.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
437,440,863	624,250	12,520	—

Proposal 7. To receive and approve the U.K. Directors’ Remuneration Policy.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
437,393,559	658,754	25,320	—

Proposal 8. To re-appoint PricewaterhouseCoopers LLP as the Company’s auditors, to hold office until the conclusion of the next annual general meeting of shareholders.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
438,048,059	19,270	10,304	—

Proposal 9. To authorize the Audit and Risk Committee to determine the auditors’ remuneration for the year ending December 31, 2021.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
438,030,613	27,780	19,240	—

Proposal 10. To authorize the Board of Directors to exercise all the powers of the Company to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of £24,415,222.30.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
397,293,901	40,753,252	30,480	—

Proposal 11. To authorize the Board of Directors to allot equity securities for cash and/or to sell ordinary shares held by the Company as treasury shares for cash as if section 561(1) of the U.K. Companies Act 2006 does not apply to any such allotment.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
397,273,909	40,756,452	47,272	—

Based on the foregoing votes, the shareholders re-elected each of David Ebsworth, Ph.D., Martin Edwards, M.D., Sven Anders Ullman, M.D., Ph.D. and Lisa Deschamps as directors, and approved Proposals 5, 6, 7, 8, 9, 10 and 11.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERONA PHARMA PLC

Date: May 3, 2021	By:	/s/ David Zaccardelli, Pharm. D.
	Name:	David Zaccardelli, Pharm. D.
	Title:	Chief Executive Officer